UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On November 8, 2017, in connection with its previously announced conversion to a real estate investment trust (“REIT”), Alexander & Baldwin, Inc., a Hawaii corporation (the “Predecessor Registrant”), completed the holding company merger contemplated by that certain Agreement and Plan of Merger, dated as of July 10, 2017 (the “Merger Agreement”), by and among the Predecessor Registrant, Alexander & Baldwin REIT Holdings, Inc., a Hawaii corporation and a direct, wholly owned subsidiary of the Predecessor Registrant (the “Company”), and A&B REIT Merger Corporation, a Hawaii corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Predecessor Registrant, with the Predecessor Registrant continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). At 4:00 p.m., Eastern Time, on November 8, 2017, the effective time of the Merger (the “Effective Time”), the Company (through its subsidiaries) commenced conducting all of the operations conducted by the Predecessor Registrant immediately prior to the Merger. Promptly following the Merger, the Predecessor Registrant converted to a Delaware limited liability company named “Alexander & Baldwin Investments, LLC” and the Company, which continues to be headquartered and incorporated in Hawaii, changed its name to “Alexander & Baldwin, Inc.”

At the Effective Time, pursuant to the Merger Agreement, the outstanding shares of the Predecessor Registrant’s common stock (the “Predecessor Common Stock”) were automatically converted into an equal number of shares of the Company’s common stock (“Company Common Stock”), which are subject to certain standard REIT ownership limitations and transfer restrictions, as described below.

This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer to the Predecessor Registrant pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose events required to be disclosed on Form 8-K with respect to the Predecessor Registrant prior to the Effective Time and the Company as of the Effective Time. Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of Company Common Stock are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

As discussed in the Explanatory Note above, promptly following the Merger, the Predecessor Registrant converted to a Delaware limited liability company named “Alexander & Baldwin Investments, LLC” (the “LLC Conversion,” and the Predecessor Registrant following such LLC Conversion, “A&B Investments”). The LLC Conversion allows the Company to operate through an “UPREIT” structure.

In connection with the LLC Conversion, and effective as of November 8, 2017, the Company, as the sole member of A&B Investments, entered into a Limited Liability Company Agreement of A&B Investments (the “LLC Agreement”), which governs the affairs of A&B Investments and the conduct of its business from and after the LLC Conversion. All of the Company’s business activities, including the acquisition and operation of properties, must generally be conducted directly or indirectly through A&B Investments. Pursuant to the LLC Agreement, the Company is designated as the initial manager of A&B Investments and will exercise exclusive and complete authority for overseeing the business and affairs of A&B Investments. Any other members of A&B Investments generally will not have any right to transact business for, or participate in or exercise control or management over the business and affairs of, A&B Investments and will have no power to remove the manager, with or without cause, except with the consent of the manager.

The manager may cause A&B Investments to issue additional membership interests in one or more classes or series for such consideration as determined by the manager. Membership interests in A&B Investments are initially designated as Common Units and Preferred Units. The manager may also cause A&B Investments to borrow money and to issue and guarantee debt as the manager deems necessary for the conduct of the activities of A&B Investments. As the tax matters representative of A&B Investments, the manager has the authority to handle tax audits and arrange for the preparation and filing of tax returns on behalf of A&B Investments. The manager will cause A&B Investments to operate, and will manage A&B Investments, in a manner that will enable the Company to maintain its qualification as a REIT.

Each of the Company, the manager and any wholly owned subsidiary of the Company (collectively, the “Management Group”) may transfer all or any part of its A&B Investments membership interests at any time to any other member of the Management Group. Other members (the “Non-Managing Members”) may not transfer any membership interests without the manager’s consent during the twelve-month period following their acquisition of membership interests, subject to certain exceptions. Following the twelve-month period, transfers of such membership interests, except for certain permitted transfers, are subject to a right of first refusal in favor of the Company and other terms and conditions set forth in the LLC Agreement. Neither the Company nor the manager may engage in certain transactions that terminate or significantly change the Company’s existence without the consent of a majority of the Non-Managing Members, subject to certain specified exceptions and conditions.

Holders of Common Units have the right, after a twelve-month holding period, to require A&B Investments to redeem not less than 2,500 Common Units (or, if the holder holds less than 2,500 Common Units, all of the Common Units) held by such holder for cash based upon the market value of an equivalent number of shares of the Company’s common stock. The Company may, at its option, elect to acquire such units in exchange for shares of the Company’s common stock (instead of cash) on a one-for-one basis, subject to certain adjustments. The Company may make additional capital contributions, including contributions of properties, to A&B Investments in exchange for additional A&B Investments membership interests, resulting in an increase in the Company’s ownership percentage interest in A&B Investments on a proportionate basis based on the amount of the additional capital contributions and the value of A&B Investments at the time of the contributions. In such situation, the capital accounts of members may be adjusted to reflect any unrealized gain or loss attributable to the properties.

The net income or net loss of A&B Investments will generally be allocated to the manager and the members in accordance with their respective ownership of A&B Investments membership interests. However, in some cases, gains or losses may be disproportionately allocated to members who have contributed property to or guaranteed debt of A&B Investments. Members are generally entitled to receive quarterly distributions of available cash (as determined by the manager) on a pro rata basis in accordance with their respective A&B Investments membership interests.

Neither the manager nor the members of the Company owe any duties (including fiduciary duties) to the Company, any member or any other person that becomes a party to the LLC Agreement, other than the contractual obligations set forth in the LLC Agreement. A&B Investments indemnifies the Company, the manager and certain other persons from and against any and all claims arising from, or that relate to, A&B Investments or its business or any actions or inactions in which any indemnitee may be involved, subject to certain exceptions.

The description of the LLC Agreement contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the LLC Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference. The description of the Merger Agreement and the Merger contained in the Explanatory Note and this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

At the Effective Time, pursuant to the Merger Agreement, each outstanding share of Predecessor Common Stock was automatically converted into one share of Company Common Stock. On November 8, 2017, the Predecessor Registrant notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that the NYSE file a Form 25 with the Securities and Exchange Commission (“SEC”) to remove the shares of Predecessor Common Stock from listing on the NYSE. Promptly following the effectiveness of the Form 25, the Company, as the successor to Predecessor Registrant, expects to file a Form 15 with the SEC to terminate the registration of shares of Predecessor Common Stock.

As of November 9, 2017, shares of Company Common Stock will trade on the same exchange, the NYSE, and under the same symbol, “ALEX,” as the shares of Predecessor Common Stock traded prior to the Merger.

Item 3.03. Material Modification to Rights of Security Holders.

As described above, at the Effective Time, pursuant to the Merger Agreement, each outstanding share of Predecessor Common Stock was automatically converted into one share of Company Common Stock. The shares of Company Common Stock issued in the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-219274) (the “Registration Statement”), which was declared effective by the SEC on September 14, 2017.

As a result of the Merger, the rights of the holders of Company Common Stock are governed by the Hawaii Business Corporation Act (the “HBCA”), the Company’s articles of incorporation (as amended, the “Articles”) and the Company’s bylaws (as amended, the “Bylaws”). Generally, the Articles and Bylaws are similar to the articles of incorporation and bylaws of the Predecessor Registrant, except that:

•	the Articles include certain standard REIT ownership limitations and transfer restrictions that are intended to facilitate the Company’s ongoing compliance with the REIT requirements under the Internal Revenue Code of 1986, as amended, including a provision that generally prohibits any person (as defined in the Articles) from beneficially or constructively owning more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of Company Common Stock, or 9.8% in aggregate value of the outstanding shares of all classes and series of Company capital stock (subject to the waiver or modification of such limits by the board of directors of the Company);

•	the Articles do not include the ownership limitations and transfer restrictions contained in the Predecessor Registrant’s articles of incorporation that were intended to ensure the Predecessor Registrant’s compliance with certain United States maritime and vessel documentation laws, as those laws are no longer applicable to the Company; and

•	the Articles and Bylaws implement several corporate governance changes designed to enhance shareholder rights, including (i) eliminating the Predecessor Registrant’s classified board structure and implementing annual elections for the Company’s board of directors, (ii) implementing a majority voting standard for uncontested director elections and (iii) eliminating supermajority voting requirements to amend the Articles.

A more detailed comparison of the rights of the holders of Company Common Stock with the rights of the holders of Predecessor Common Stock is set forth in the section entitled “Comparative Rights of Holders of A&B REIT Holdings Capital Stock and A&B Capital Stock” of the Proxy Statement/Prospectus that forms a part of the Registration Statement.

The foregoing description of the Company Common Stock contained in this Item 3.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the description of the Company Common Stock contained in the “Description of Capital Stock” filed herewith as Exhibit 4.1, which is incorporated herein by reference. In addition, the foregoing description of the Company Common Stock is qualified in its entirety by reference to the Articles and the Bylaws, copies of which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

The directors and executive officers of the Company are the same as the directors and executive officers of the Predecessor Registrant immediately prior to the Merger, with each holding the same position or positions in the Company as he or she held in the Predecessor Registrant immediately prior to the Effective Time. Each of the Company’s directors will serve until the Company’s 2018 annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal, in accordance with the Articles and Bylaws.

Assumption of Employee Plans and Stock Awards

Pursuant to the Merger Agreement, as of the Effective Time, the Company assumed the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan (the “A&B Plan”) and related award agreements with respect to outstanding options, performance share unit awards and restricted stock unit awards under such plan. At the Effective Time, the reserve of shares of Predecessor Common Stock under the A&B Plan, whether allocated to existing awards or unallocated, was converted on a one-share-for-one-share basis into a reserve of shares of Company Common Stock, and each award under the A&B Plan assumed by the Company continued to have, and be subject to, the same terms and conditions as set forth in the A&B Plan and the agreement(s) evidencing each such award as in effect immediately prior to the Effective Time, except that the shares of common stock issuable under each such award are now shares of Company Common Stock rather than shares of Predecessor Common Stock.

The Predecessor Registrant maintained a number of benefit plans and arrangements for its directors, officers and employees. Pursuant to the Merger Agreement, the Company expressly assumed all of the Predecessor Registrant’s obligations under such plans and arrangements as of the Effective Time, and none of these plans or arrangements were otherwise affected by the Merger. None of the Company’s directors, officers or employees received any additional or special compensation (either in the form of cash, deferred compensation or equity awards) as a result of the Merger.

For more information concerning the A&B Plan and compensation and benefit arrangements, see generally the Predecessor Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the portions of the Predecessor Registrant’s Proxy Statement on Schedule 14A for the Predecessor Registrant’s 2017 annual meeting of shareholders filed with the SEC on March 13, 2017 that are incorporated by reference therein), Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, and Current Reports on Form 8-K filed prior to the date hereof.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described above, as a result of the Merger, the rights of the holders of Company Common Stock are governed by the HBCA, the Articles and the Bylaws. The information set forth in Item 3.03 of this Current Report on Form 8-K regarding the Articles and the Bylaws is incorporated herein by reference.

Following the Merger and the LLC Conversion, on November 8, 2017, the Articles and the Bylaws were amended and restated to change the Company’s name from “Alexander & Baldwin REIT Holdings, Inc.” to “Alexander & Baldwin, Inc.”

The description of the Articles and the Bylaws contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and the Bylaws, copies of which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 10, 2017, by and among Alexander & Baldwin Investments, LLC (formerly Alexander & Baldwin, Inc.), Alexander & Baldwin, Inc. (formerly Alexander & Baldwin REIT Holdings, Inc.) and A&B REIT Merger Corporation (incorporated by reference to Exhibit 2.1 to Alexander & Baldwin, Inc.’s Current Report on Form 8-K, dated July 12, 2017).

3.1	Amended and Restated Articles of Incorporation of Alexander & Baldwin, Inc., effective as of November 8, 2017.

3.2	Amended and Restated Bylaws of Alexander & Baldwin, Inc., effective as of November 8, 2017.

4.1	Description of Capital Stock.

4.2	Form of Company Common Stock Certificate.

10.1	Limited Liability Company Agreement of Alexander & Baldwin Investments, LLC, dated as of November 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Nelson N.S. Chun
Nelson N.S. Chun
Senior Vice President and Chief Legal Officer

Dated: November 8, 2017